                                                               Exhibit 99.(c)(2)

Contact information
--------------------------------------------------------------------------------



UBS WARBURG LLC
1999 Avenue of the Stars, 15/th/ Floor
Los Angeles, CA 90067

Tel:  310-556-6700

www.ubswarburg.com


UBS Warburg LLC is a subsidiary of UBS AG
UBS Warburg is a business group of UBS AG




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

[LOGO] UBS Warburg



Project Showtime

Presentation to the Special Committee of the Board of Directors
May 1, 2001





MAY 2001

________________________________________________________________________________

This board presentation was prepared by UBS Warburg LLC solely for the benefit and use of the special committee of the board of directors of Sodexho Marriott Services, Inc. The board presentation was delivered to the Special Committee on May 1, 2001, and is current only as of that date. The board presentation is subject to, and should be reviewed in conjunction with, the assumptions, qualifications and limitations set forth in the text of the written fairness opinion, dated May 1, 2001, delivered by UBS Warburg LLC to the special committee and included as Exhibit (c)(1) to this Schedule TO.




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

Contents
--------------------------------------------------------------------------------


SECTION 1    TRANSACTION OVERVIEW ____________________________________    1
SECTION 2    Magic Overview __________________________________________    5
SECTION 3    Valuation Analyses ______________________________________   14




[LOGO] UBS Warburg

Transaction Overview
-------------------------------------------------------------------------------
SECTION 1




[LOGO] UBS Warburg

Transaction History
--------------------------------------------------------------------------------

 .    Magic ("Magic" or the "Company") was formed in March 1998 through the merger of the North American food service operations of Alcindor and the food service operations of Magic International

 .    As a result of the merger, Alcindor owned 48% (excluding the dilutive effect of options outstanding), the Magic family controlled 9% and former Magic International shareholders owned the remaining 43%

 .    In conjunction with the merger, Alcindor and Magic entered into several agreements whereby Alcindor agreed to provide a variety of operational services for Magic for a fee, as well as guarantee a substantial portion of Magic's debt

 .    In order to maintain the tax free status of the distribution of certain businesses to shareholders of Magic International, Alcindor and Magic International entered into an agreement whereby Alcindor was prohibited from increasing its ownership stake to 50% or more until 3/27/01

 .    Magic stock began trading on 3/23/98 at $24.00 per share and subsequently traded down to an all-time low of $10.31 on 2/15/00 as a result of poor operating results

 .    In anticipation of the expiration of its three year standstill obligation, on 1/25/01, Alcindor announced a bid of $27.00 per share in cash for the 54.2% of the fully-diluted shares of Magic outstanding that it does not already own /1/

 .    On 1/29/01, the Board of Directors of Magic appointed a Special Committee to evaluate the Alcindor proposal

 .    On 2/27/01, the Company announced the appointment of UBS Warburg ("UBSW")
     to advise the Special Committee with regard to the Alcindor proposal

 .    On 4/25/01, Alcindor agreed to pay $32.00 per share in cash for the 54.7%
     of the fully-diluted shares of Magic it did not already own /1/

 .    Alcindor plans to fund the cash purchase price through a combination of debt and equity offerings with no financing contingency

NOTE:

1 Percentage of fully-diluted shares not owned by Alcindor is 54.2% @ $27.00 and 54.7% @ $32.00



[LOGO] UBS Warburg

Deal Overview
--------------------------------------------------------------------------------

                                                                              Initial
                                                                              Alcindor               Current Alcindor Proposal
                                                     One Month    One Day     Proposal    Market   -----------------------------
Valuation                                              Prior       Prior      (100.0%)    4/27/01        (54.7%)       (100.0%)
--------------------------------------------------------------------------------------------------------------------------------
Stock Price ($)                                         20.81      24.88        27.00      29.53         32.00          32.00
Premium to One Day Prior Stock Price (%)                   --         --          8.5       18.7          28.6           28.6
Premium to One Month Prior Stock Price (%)                 --       19.6         29.7       41.9          53.8           53.8
Equity Value ($mm)                                      1,340      1,620        1,767      1,943         1,158          2,117
Total Enterprise Value ($mm)                            2,210      2,490        2,637      2,813            --          2,987
Total Enterprise Value as a Multiple of LTM: /1/
   Revenue ($4,863 mm) (x)                                0.5        0.5          0.5        0.6            --            0.6
   EBITDA ($296 mm) (x)                                   7.5        8.4          8.9        9.5            --           10.1
   EBIT ($209 mm) (x)                                    10.6       11.9         12.6       13.5            --           14.3
Stock Price Multiple of:
   CY2001E Cash EPS ($1.68) (x)                          12.4       14.8         16.1       17.6            --           19.1
--------------------------------------------------------------------------------------------------------------------------------

________________________________________

NOTE:
/1/ Latest Twelve Months as of 3/2/01

[LOGO OF UBS WARBURG]                         Section 1: Transaction Overview  3

Summary of Merger Agreement
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Form of Transaction:                         .  Tender Offer by Alcindor Acquisition Corporation, a Delaware corporation controlled by Alcindor

Merger Consideration:                        .  $32.00 per share in cash

Tax Structure:                               .  Fully taxable to selling shareholders

Accounting Treatment:                        .  Purchase accounting

Significant Conditions and Other Terms:      .  Special Committee and Board of Directors approval of the Tender Offer
                                             .  Tender of the requisite number of common shares of Magic to Alcindor Acquisition
                                                Corporation to give Alcindor majority ownership of common shares outstanding on a fully diluted basis
                                             .  Customary conditions relating to regulatory approvals and no material adverse effect
                                             .  Non-solicitation of other offers
                                             .  Limited representations and warranties by Magic due to existing ownership stake by
                                                Alcindor
                                             .  [Alcindor makes certain representations to the effect that the transaction will not jeopardize the tax-free nature of the 1998 spin-off]

Termination Conditions:                      .  Customary termination conditions and provisions including:
                                                -  Termination by mutual consent
                                                -  Termination by either Magic or Alcindor, if the merger is not consummated on or before [_]
                                                -  Termination by Alcindor, if (i) the Board of Directors fails to recommend the
                                                   Tender Offer; (ii) Magic enters into a different Acquisition Proposal (as defined in the Agreement); or (iii) Alcindor terminates the Tender Offer because of a failure of any conditions set forth in Annex I of the Agreement
                                                -  Termination by Magic, if before Alcindor accepts for payment shares tendered in the offer (i) the Board of Directors advises the Company to enter into a Superior
                                                   Proposal (as defined in the Agreement); or (ii) the offer expires without the requested number of shares being tendered to give Alcindor a majority ownership on a fully diluted basis
                                                -  Termination fee for Alcindor of [_] million, if (i) the Company terminates due to a third party Acquisition Proposal; (ii) Alcindor terminates because the Magic
                                                   Board of Directors fails to recommend the Tender Offer or enters into a different
                                                   Acquisition Proposal; or (iii) each of the following occurs: the Tender Offer expires without sufficient shares being tendered to Alcindor, the Merger
                                                   Agreement is terminated because the merger is not consummated by [_], 2001, a different Acquisition Proposal is received during that period, and, within 12 months following termination, Magic enters into [and consummates] a different
                                                   Acquisition Proposal

--------------------------------------------------------------------------------

[LOGO OF UBS WARBURG]                         Section 1: Transaction Overview  4

Magic Overview
--------------------------------------------------------------------------------
SECTION 2

[LOGO OF UBS WARBURG]

Summary of Magic Actual and Projected Financial Results
--------------------------------------------------------------------------------

                                      53 WEEKS                                              53 WEEKS          2000-2005
Fiscal Years ending September 1/st/    1999A     2000A     LTM     2001E    2002E   2003E    2004E     2005E   CAGR (%)
-------------------------------------------------------------------------------------------------------------------------
Operating Summary
  Revenue ($mm)                        4,502     4,734    4,863    4,970    5,244   5,559    6,011     6,263       5.8
  EBIT ($mm)                             187       196      209      215      235     269      299       338      11.5
  EBITDA ($mm)                           272       280      296      300      320     355      390       429       8.9
  Interest Expense ($mm)                  87        84       80       78       74      71       54        43         -
  Net Income ($mm)                        60        63       74       78       92     115      143       174      22.5
  Capital Expenditures ($mm)              72        66       66       82       99      96       98       103         -
  FY EPS ($)/1/                         0.94      1.00     1.16     1.21     1.42    1.76     2.17      2.62      21.2
  FY Cash EPS ($)                       1.35      1.41     1.56     1.61     1.81    2.13     2.53      2.97      16.0

Margins
  Operating Margin (%)                   6.7       6.7      6.9      6.9      7.2     7.5      7.6       8.1         -
  EBIT Margin (%)                        4.2       4.1      4.3      4.3      4.5     4.8      5.0       5.4         -
  EBITDA Margin (%)                      6.0       5.9      6.1      6.0      6.1     6.4      6.5       6.8         -
  Net Income Margin (%)                  1.3       1.3      1.5      1.6      1.8     2.1      2.4       2.8         -
  Capital Expenditures (%)               1.6       1.4      1.4      1.6      1.9     1.7      1.6       1.6         -

Growth Rates/2/
  Revenue (%)                              -       7.2        -      5.0      5.5     6.0      6.1       6.2         -
  EBITDA (%)                               -       4.9        -      7.1      6.7    10.9      7.8      12.1         -
  Net Income (%)                           -       7.0        -     23.8     17.9    25.0     22.0      24.0         -
-------------------------------------------------------------------------------------------------------------------------

NOTES:
/1/  Management earnings estimates
/2/  Adjusted to reflect the additional week in fiscal 1999 and 2004

[LOGO OF UBS WARBURG]                               Section 2: Magic Overview  6

Historical Balance Sheet
----------------------------------------------------------------------------


($mm)                                           1999       2000       3/2/01
----------------------------------------------------------------------------
Cash                                              48         54           70

Accounts Receivable                              445        463          515
Inventories                                       60         67           67

PP&E                                              85         96           95
Intangible Assets                                535        497          478
Other Assets                                     174        187          196
----------------------------------------------------------------------------
TOTAL ASSETS                                   1,347      1,364        1,421
----------------------------------------------------------------------------

Accounts Payable and Current Liabilities         585        684          728
Other Long Term Liabilities                      113        112          110

LONG TERM DEBT
Revolving Credit Facility                         52         --           --
Secured Credit Facility                          430        350          310
Guaranteed Credit Facility                       620        620          620
Senior Debt                                        6          6            6
Other                                              5          5            4
----------------------------------------------------------------------------
TOTAL DEBT                                     1,113        981          940
----------------------------------------------------------------------------

Convertible Sub. Debt                             30         --           --
Shareholders' Equity                            (494)      (413)        (357)
----------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY     1,347      1,364        1,421
----------------------------------------------------------------------------

[LOGO] UBS Warburg

                                                     Section 2: Magic Overview 7

Magic Stock Price History--Last Twelve Months
------------------------------------------------------------------------------

APRIL 27, 2000 TO APRIL 27, 2001

                       [PERFORMANCE GRAPH APPEARS HERE]


[Graph depicting the daily closing stock price and the daily trading volume of Magic from April 27, 2000 to April 27, 2001. The graph has annotations A through G as described below. The graph also has a line at $32.00 per share for the proposed purchase price which demonstrates that the offer price is higher than any closing stock price over the time period presented.]

SOURCE:  Factset

Annotations                                                              Selected Statistics/1,/2/    ($)
--------------------------------------------------------------------  -------------------------------------------
A    Reported Q3 results, including moderate growth (7/14/00)
B    Reported FY 2000 results (11/13/00)                              Pre-announcement Price (1/24/01)      24.88
C    Reported Q1 results (1/12/01)                                    30 Day Average                        22.58
D    Alcindor announced bid of $27.00 (1/25/01)                       90 Day Average                        20.90
E    UBS Warburg announced as advisor to Special Committee (2/27/01)  52 Week Average                       16.31
F    Announced the award of 2 Marine Corps Contracts (3/15/01)        52 Week High                          25.69
G    Reported Q2 results (4/12/01)                                    52 Week Low                           10.31
--------------------------------------------------------------------  -------------------------------------------

                                                                       NOTES:
                                                                       1  Statistics for the periods denoted prior to the
                                                                          announcement date, January 25, 2001
                                                                       2  Closing prices



[LOGO] UBS Warburg

                                                     Section 2: Magic Overview 8

Magic Price Performance Since the 1998 Transaction
--------------------------------------------------------------------------------

                       [PERFORMANCE GRAPH APPEARS HERE]

[Graph depicting the daily closing stock price and the daily trading volume of Magic from March 23, 1998 to April 27, 2001. The graph has annotations showing the all-time high stock price of $32.69 on 7/10/98 and the all-time low stock price of $10.31 on 2/15/00. The graph also has a line at $32.00 per share for the proposed purchase price which demonstrates that the offer price is higher than any closing stock price during the time period presented except for a few days during the middle of 1998 and early 1999.]



[LOGO] UBS Warburg

                                                     Section 2: Magic Overview 9

Magic Relative Price Performance
--------------------------------------------------------------------------------

APRIL 26, 2000 TO APRIL 27, 2001

                       [PERFORMANCE GRAPH APPEARS HERE]

[Graph depicting the relative price performance of Magic and Alcindor to an index of comparable companies consisting of ABM, Autogrill, Chemed, Compass, Elior, ISS, Rentokil Initial and ServiceMaster from April 26, 2000 to April 27, 2001. The graph shows that Magic and Alcindor have outperformed the comparable companies index beginning in October 2000. The graph also shows that Magic outperformed the comparable companies index by a wide margin since the announcement by Alcindor of its proposal to purchase the remaining shares of Magic on January 25, 2001.]


SOURCE:  FactSet

NOTE: Comparable Companies Index consists of: ABM, Autogrill, Chemed, Compass, Elior, ISS, Rentokil Initial and ServiceMaster Magic Trading Summary Prior to Announcement



[LOGO] UBS Warburg


                                                    Section 2: Magic Overview 10

Magic Trading Summary Prior to Announcement
--------------------------------------------------------------------------------

[Four graphs depicting how many shares traded at various per share stock prices during specific time periods prior to the announcement by Alcindor of its proposal to purchase the remaining shares of Magic on January 25, 2001. The tables below describe the information in those graphs.]

Graph 1

One Month (12/26/00-1/24/01)

   Stock Price Range            Volume (`000s)            % of Total Volume
   -----------------            --------------            -----------------

-------------------------------------------------------------------------------
       $20-$22                            992                        33.5%
-------------------------------------------------------------------------------
       $22-$24                            456                        15.4%
-------------------------------------------------------------------------------
       $24-$26                          1,512                        51.1%
-------------------------------------------------------------------------------

Graph 2

Three Months (10/23/00-1/24/01)

   Stock Price Range            Volume (`000s)            % of Total Volume
   -----------------            --------------            -----------------

-------------------------------------------------------------------------------
       $18-$20                            808                        14.0%
-------------------------------------------------------------------------------
       $20-$22                          2,915                        50.5%
-------------------------------------------------------------------------------
       $22-$24                            536                         9.3%
-------------------------------------------------------------------------------
       $24-$26                          1,512                        26.2%
-------------------------------------------------------------------------------

Graph 3

Six Months (7/24/00-1/24/01)

   Stock Price Range          Volume (`000,000s)          % of Total Volume
   -----------------          ------------------          -----------------

-------------------------------------------------------------------------------
       $14-$16                            0.3                         0.3%
-------------------------------------------------------------------------------
       $16-$18                           29.1                        33.4%
-------------------------------------------------------------------------------
       $18-$20                            8.1                         9.3%
-------------------------------------------------------------------------------
       $20-$22                           29.2                        33.5%
-------------------------------------------------------------------------------
       $22-$24                            5.4                         6.2%
-------------------------------------------------------------------------------
       $24-$26                           15.1                        17.4%
-------------------------------------------------------------------------------

Graph 4

One Year (1/24/00-1/24/01)

   Stock Price Range          Volume (`000,000s)          % of Total Volume
   -----------------          ------------------          -----------------

-------------------------------------------------------------------------------
       $10-$12                           47.3                        26.2%
-------------------------------------------------------------------------------
       $12-$14                           10.4                         5.8%
-------------------------------------------------------------------------------
       $14-$16                           25.9                        14.4%
-------------------------------------------------------------------------------
       $16-$18                           36.5                        20.2%
-------------------------------------------------------------------------------
       $18-$20                           10.9                         6.0%
-------------------------------------------------------------------------------
       $20-$22                           29.2                        16.1%
-------------------------------------------------------------------------------
       $22-$24                            5.4                         3.0%
-------------------------------------------------------------------------------
       $24-$26                           15.1                         8.4%
-------------------------------------------------------------------------------

[LOGO] UBS Warburg                                 Section 2: Magic Overview  11

Ownership Summary
-------------------------------------------------------------------------------


Ownership

                                         Shares (`000S)                 %
-------------------------------------------------------------------------------
Alcindor                                       29,950                  47.1
Transamerica Corp.                              7,486                  11.8
Other:
 Bank of America Corp.                          2,078                   3.3
 Goldman Sachs Group                            1,800                   2.8
 Fidelity                                       1,347                   2.1
 Massachusetts Financial                        1,112                   1.8
 Barclays Bank                                    636                   1.0
 Vanguard Group                                   415                   0.7
 Oppenheimer International                        282                   0.5
 State Street Corp.                               238                   0.4
 Other Holders                                 18,150                  28.6
-------------------------------------------------------------------------------
Total                                          63,537/1/              100.0
-------------------------------------------------------------------------------

SOURCE: Magic Proxy (12/1/00), 10-Q (4/12/00), CDA Spectrum

/1/ Reflects basic shares outstanding

[LOGO] UBS Warburg                                 Section 2: Magic Overview  12

Valuation Analyses
-------------------------------------------------------------------------------
SECTION 3

[LOGO] UBS Warburg

Valuation Techniques
--------------------------------------------------------------------------------
  UBS Warburg used the following methodologies to determine the appropriate Magic valuation

Methodology                                  Description
-------------------------------------------------------------------------------
 .  Comparable Companies Analysis             Compares trading multiples (Total
                                             Enterprise Value/EBITDA and
                                             Price/Cash EPS) of companies
                                             similar to Magic to the proposed
                                             purchase price multiples for the
                                             Alcindor/Magic merger

 .  Comparable Transactions Analysis          Compares purchase price multiples
                                             of similar transactions to the
                                             proposed multiples for the
                                             Alcindor/Magic merger

 .  Premiums Paid Analysis                    All Deals: Compares stock price
                                             premiums paid to other companies
                                             one day, one week and one month
                                             prior to transaction announcement
                                             to the proposed premiums for the
                                             Alcindor/Magic merger

                                             Minority Squeeze-Out Deals:
                                             Compares stock price premiums paid
                                             for companies that were acquired in
                                             minority squeeze-outs to the
                                             proposed premiums for the
                                             Alcindor/Magic merger

                                             Control Deals: Compares stock price
                                             premiums paid to acquire more than
                                             50% of companies where the
                                             ownership before the transaction
                                             was less than 50% but greater than
                                             5% to the proposed premiums for the
                                             Alcindor/Magic merger

 .  DISCOUNTED CASH FLOW ANALYSIS             Implies valuation ranges for Magic
                                             by taking free cash flow estimates
                                             and arriving at a terminal value by
                                             either (i) growing the free cash
                                             flow estimates by a growth rate
                                             into perpetuity and discounting
                                             them to the terminal year; or (ii)
                                             using a multiple of EBITDA
--------------------------------------------------------------------------------

[LOGO] UBS Warburg                             Section 3: Valuatior Analyses  14

Valuation Issues
--------------------------------------------------------------------------------

  There are several issues that need to be considered when evaluating the Alcindor proposal, which are not entirely reflected in the valuation analyses

Methodology                            Issues
--------------------------------------------------------------------------------

 .  Comparable Company Analysis         -  Magic has lower EBITDA margins and
                                          lower expected revenue growth than its
                                          comparables

                                       -  Magic operates in the relatively
                                          mature North American market, whereas
                                          many of the highly valued comparables
                                          operate in the faster growing European
                                          market

                                       -  Unlike many of the comparables, Magic
                                          is not a global business, it operates
                                          solely in the North American market

                                       -  Many of the higher multiple
                                          comparables trade on foreign exchanges

 .  Comparable Transaction Analysis     -  Alcindor already exercises de facto
                                          control over Magic's operations.
                                          Alcindor assists the Company in
                                          purchasing activities, catering and
                                          site support services, marketing,
                                          management and administration, legal
                                          and financial matters, human
                                          relations, communications and cash
                                          management

                                       -  There are no expected material
                                          synergies as a result of this
                                          transaction

 .  Premiums Paid Analysis              -  The pre-announcement stock prices may
                                          have been impacted by speculation of
                                          an impending offer from Alcindor for
                                          the remaining interest in Magic

                                       -  Given Alcindor's current ownership
                                          position, minority squeeze out
                                          premiums may be more applicable

 .  Discounted Cash Flow Analysis       -  Alcindor's guarantee of a substantial
                                          portion of Magic's debt results in an
                                          artificially low cost of debt
-------------------------------------------------------------------------------

[LOGO] UBS Warburg                             Section 3: Valuatior Analyses  15

Comparable Company Analysis
-----------------------------------------------------------------------------------------------------------------------------------


                          Stock         Total         Equity          Debt /                                             LTM
Company Name              Price      Enterprise    Market Value       Total        LTM Revenue      LTM Ebitda      Ebitda Margin
                        (4/27/01)       Value          ($MM)        Enterprise        ($MM)            ($MM)             (%)
                           ($)          ($MM)                       Value (%)
-----------------------------------------------------------------------------------------------------------------------------------
ABM Industries              33.00          878.9        834.9            4.5          1,849.4            101.7             5.5
Autogrill                   11.13        3,975.9      2,831.4           28.3          2,837.1            348.1            12.3
Chemed                      34.31          437.7        363.2           18.9            500.7             59.3            11.8
Compass Group/1/             7.69       18,177.2     17,087.3            5.8         11,821.6          1,183.4            10.0
Elior                       12.32        1,587.8      1,266.6           35.5          1,606.0            135.6             8.4
ISS                         58.29        2,849.2      2,329.6           18.2          3,584.4            230.2             6.4
Rentokil Initial             2.73        6,698.9      6,212.8           23.0          3,801.7            887.3            23.3
ServiceMaster               10.14        4,713.8      3,057.9           37.3          5,970.6            574.6             9.6

                                                                                                              MEAN/3/      9.8
                                                                                                              MEDIAN       9.8
                                                                                                              HIGH        23.3
                                                                                                              LOW          5.5

Magic                       32.00        2,986.7      2,116.7           31.5          4,863.0            296.0             6.1
Alcindor                    49.31        7,682.1      6,647.3           23.2          9,577.2            645.4             6.7
-----------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------

                        TEV /           Equity Value /
                                   ---------------------
Company Name             LTM       Cy2001e      Cy2002e    I/B/E/S Growth
                       Ebitda      Cash EPS     Cash EPS       Rate (%)
                         (X)        (X)/2/       (X)/2/
-------------------------------------------------------------------------
ABM Industries                 8.6       13.0          11.8        12.0
Autogrill                     11.4       13.7          12.2        14.6
Chemed                         7.4       11.6            --        22.5
Compass Group/1/              15.4       18.3          17.0        14.7
Elior                         11.7       17.8            --          --
ISS                           12.4       20.6          17.7        (2.5)
Rentokil Initial               7.5       14.3          13.1         9.9
ServiceMaster                  8.2       12.4          11.7        12.0
               MEAN/3/        10.0       14.9          13.5        12.6
               MEDIAN         10.0       14.0          12.7        12.0
               HIGH           15.4       20.6          17.7        22.5
               LOW             7.4       11.6          11.7        (2.5)
Magic                         10.1       19.1          16.7        14.5
Alcindor                      11.9       28.0          25.6        10.5
------------------------------------------------------------------------


NOTES:
/1/ Pro forma for acquisition of Morrison Management Services and Selecta Group and for sale of Hotel Group for an estimated $5.0 billion after tax from MSDW research
/2/ I/B/E/S earnings estimates with the exception of Compass (MSDW), Autogrill (Merrill), ISS (Dresdner), Magic (Management) and Alcindor (UBSW) all adjusted to exclude amortization of goodwill
/3/  Excludes high and low

[LOGO] UBS Warburg                          Section 3 Valuator Analyses     16

Comparable Company Business Descriptions
------------------------------------------------------------------------------------------------------------------------------------


Company             Business Description
------------------------------------------------------------------------------------------------------------------------------------

Abm Industries      Largest public facility services contractor with over 60,000 employees. Provides air conditioning, elevator, engineering, janitorial and parking and security services to thousands of customers throughout North
                    America.

Autogrill           Operator of restaurants along highways and in airports throughout Europe and America. Also operates self service restaurants across Italy.

Chemed              Provides plumbing and drain cleaning services through Roto-Rooter Inc. Also offers home healthcare services and air-conditioning repair.

Compass Group       International food service operator, providing contract and concession catering services to businesses, airports, healthcare institutions, schools and universities.

Elior               Supplier of food to restaurants located near highways, at airports, in rail stations, in schools and in hospitals. Services over 7,400 restaurants in France, the U.K., the Netherlands and Italy.

ISS                 Provider of cleaning and maintenance services primarily in Europe for the food processing and healthcare sectors. Also provides landscaping, security, linen and catering services.

Rentokil Initial    Services include pest control, landscaping, hospital waste disposal, cleaning services and facilities management operations. Also provides staffing, delivery and security services.

Servicemaster       Provides housecleaning, pest control, and landscaping services. Also supplies facilities management, housekeeping and food services to healthcare and education facilities.
------------------------------------------------------------------------------------------------------------------------------------

[LOGO] UBS Warburg                            Section 3 Valuator Analyses     17

Comparable Transaction Analysis


---------------------------------------------------------------------------------------------------------------------------------

                                                                           Implied     Target   Target    TEV /       Equity /
                                                                         Enterprise     LTM       LTM      LTM        LTM Cash
Date                                                      Transaction       Value     Revenue   EBITDA    EBITDA      Earnings
Announced            Target Name          Acquiror Name  Consideration      ($MM)      ($MM)     ($MM)     (X)         (X) /1/
---------------------------------------------------------------------------------------------------------------------------------
3/29/01       LSG SkyChefs /2/            Lufthansa          Cash          2,662.5        --    186.3      14.3             --
2/12/01       Selecta Group /2/           Compass Group      Cash            775.3     510.4     82.7       9.4           21.4
2/6/01        Morrison Mgmt. Specialists  Compass Group      Cash            633.6     509.3     36.2      17.5           33.4
12/7/00       Henkel-Ecolab /2/           Ecolab           Cash/Stock        969.4     900.2    127.4       7.6           18.2
5/17/00       Compass Group               Granada Group      Stock        10,096.7   8,138.4    687.3   17.6  3           36.3
7/26/99       Host Marriott Services      Autogrill          Cash            947.1   1,436.6    132.2       7.2           28.7
11/2/98       LandCare                    ServiceMaster      Stock           279.7     304.0     31.0       9.0           14.6

                                                                        MEAN /4/                           11.6           25.4
                                                                        MEDIAN                              9.4           25.1
                                                                        HIGH                               17.6           36.3
                                                                        LOW                                 7.2           14.6

1/24/01       Magic                       Alcindor           Cash          2,986.7   4,863.0    296.0      10.1           21.2

                                          Premium to Stock Price (%)
                                        --------------------------------
                                            One      One        One
Date                                        Day      Week      Month
Announced          Target Name             Prior     Prior     Prior
------------------------------------------------------------------------
3/29/01     LSG SkyChefs /2/                   --       --         --
2/12/01     Selecta Group /2/                30.1     33.3       38.5
2/6/01      Morrison Mgmt. Specialists       20.8     21.0       25.6
12/7/00     Henkel-Ecolab /2/                  --       --         --
5/17/00     Compass Group                     3.5    (11.4)      (8.9)
7/26/99     Host Marriott Services           61.5     78.7      111.8
11/2/98     LandCare                         30.4     30.4       60.5

                               MEAN /4/      27.1     28.2       41.5
                               MEDIAN        30.1     30.4       38.5
                               HIGH          61.5     78.7      111.8
                               LOW            3.5    (11.4)      (8.9)

1/24/01     Magic                            28.6     30.9       53.8
------------------------------------------------------------------------

NOTES:
/1/  Excludes goodwill amortization
/2/  Pending
/3/ 17.6x TEV/EBITDA excludes expected synergies of $112 million, 14.7x TEV/EBITDA including the synergies
/4/  Excludes high and low

[LOGO] UBS Warburg                            Section 3 Valuator Analyses     18

Comparable Transaction Target Business Descriptions
-----------------------------------------------------------------------------------------------------------------------------------

Company Name                       Business Description
-----------------------------------------------------------------------------------------------------------------------------------
Compass Group                      International food service operator, providing contract and concession catering services to businesses, airports, healthcare institutions, schools and universities.

Henkel-Ecolab                      European joint venture between Ecolab and Henkel. Provider of cleaning products and services.

Host Marriott Services             Operates food, beverage, and merchandise concessions at US airports, toll road travel plazas, shopping malls and entertainment venues.

Landcare                           Offers landscape maintenance, landscape installation and tree services to the commercial and institutional markets.

LSG SkyChefs                       The world's largest inflight catering alliance. Previously jointly owned by Lufthansa and Onex
                                   Corp.

Morrison Mgmt. Specialists         Second largest outsourcing provider in the healthcare and senior living industries. Only national publicly held company that specializes exclusively in providing food, nutrition and dining services to the healthcare and senior living markets.

Selecta Group                      Largest operator of vending machines in Europe. The company sells and leases machines as well as offering repair and maintenance services.
------------------------------------------------------------------------------------------------------------------------------------

[LOGO] UBS Warburg                            Section 3 Valuator Analyses     19

Premiums Paid Analysis/1/
------------------------------------------------------------------------------------------------------------------------------------

Completed Transactions                                                            Premium to Stock Price (%)
                                                                      ---------------------------------------------------
                                                                             One Day          One Week        One Month
                                                     Number of Deals          Prior            Prior            Prior
-------------------------------------------------------------------------------------------------------------------------
Deals Announced in 2001
 Cash Deals                                                27                  20.0             23.2             40.7
 Other Deals                                                6                  42.4             51.9             54.7
 All Deals                                                 33                  24.3             28.4             43.2
Deals Announced in 2000
 Cash Deals                                               104                  35.2             41.3             46.0
 Other Deals                                               69                  33.5             38.1             42.5
 All Deals                                                173                  34.5             40.0             44.6
Deals Announced in 1999
 Cash Deals                                               116                  29.2             33.8             40.9
 Other Deals                                               58                  34.9             46.0             58.7
 All Deals                                                174                  31.1             37.9             46.8
Combined Averages
 Cash Deals                                               247                  30.8             35.8             43.0
 Other Deals                                              133                  34.5             42.2             50.1
 All Deals                                                380                  32.1             38.0             45.5

Premium of Offer Price to Magic Stock Price/2, 3/                              28.6             30.9             53.8
-------------------------------------------------------------------------------------------------------------------------

NOTES:

/1/ Excludes financial company targets, transactions involving less than 10% of the target and targets of less than $50 million in equity value
/2/ Based on Magic one day prior, one week prior, and four weeks prior stock prices of $24.88, $24.44, and $20.81, respectively
/3/  Assumes offer price of $32.00 per share


[LOGO] UBS Warburg                            Section 3: Valuation Analyses   20

Discounted Cash Flow Analysis
----------------------------------------------------------------------------------------------


($mm unless specified otherwise)                           2001   2002   2003   2004   2005
----------------------------------------------------------------------------------------------
EBIT                                                        215    235    269    299    338
Less: Tax Effect @ 43.0%                                    (92)  (101)  (116)  (129)  (145)
Plus: Depreciation and Amortization                          85     85     86     91     91
Less: Capital Expenditures                                  (82)   (99)   (96)   (98)  (103)
Change in Working Capital                                    33     24     22     30     28
Unlevered Free Cash Flows                                   159    144    165    193    209
----------------------------------------------------------------------------------------------

Implied Stock Price Sensitivity Analysis/1/
--------------------------------------------------------------------------------
                                                        Terminal Growth Rate
--------------------------------------------------------------------------------
                                                        2.5%     3.0%     3.5%
                                                    ----------------------------
Weighted Average Cost of Capital              9.0%     29.26    32.12    35.51
                                              9.5%     26.13    28.55    31.36
                                             10.0%     23.43    25.48    27.85
--------------------------------------------------------------------------------

                                                      Terminal EBITDA Multiple
--------------------------------------------------------------------------------
                                                        8.0x     9.0x    10.0x
                                                    ----------------------------
Weighted Average Cost of Capital              9.0%     30.65    34.87    39.08
                                              9.5%     29.75    33.87    37.99
                                             10.0%     28.87    32.90    36.93
--------------------------------------------------------------------------------

      NOTE:

/1/ Calculated using 66.1 million fully-diluted shares outstanding based on proposed Magic acquisition price of $32.00



[LOGO] UBS Warburg                            Section 3: Valuation Analyses   21

Weighted Average Cost of Capital Analysis
------------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                                    Market
                                 Adjusted            Value
                                  Equity           of Equity         Total Debt    Tax Rate      Unlevered
Company Name                      Beta/1/            ($mm)              ($mm)         (%)        Beta /2/
----------------------------------------------------------------------------------------------------------
ServiceMaster                      0.40             3,045.6           1,756.8         40.0            0.25
ABM Industries                     0.40               758.3              39.5         40.0            0.38
Autogrill                          0.72             2,860.1           1,126.6         48.0            0.52
Chemed                             0.47               335.6              82.6         40.0            0.38
ISS                                0.88             2,325.7             519.6         32.0            0.72
----------------------------------------------------------------------------------------------------------

Mean                                                                                                  0.45
Median                                                                                                0.38
High                                                                                                  0.72
Low                                                                                                   0.25
----------------------------------------------------------------------------------------------------------


                                                                                                                           Weighted
                                   Market Value                                 Unlevered     Equity Cost   Debt Cost      Average
                       Implied      Of Equity        Total Debt     Tax Rate    Industry      Of Capital   Of Capital      Cost of
                     Equity Beta      ($mm)            ($mm)           (%)       Beta           (%)/3/        (%)        Capital (%)
------------------------------------------------------------------------------------------------------------------------------------
Magic/4/                0.67        1,925.8            940.0         43.0        0.45          11.56           6.81           9.04
Compass Group           0.48       17,214.2          1,058.8         27.0        0.45           9.53           6.65           9.26
Elior/4/                0.65        1,291.8            563.9         36.0        0.45          11.37           5.47           8.98
ServiceMaster/4/        0.71        3,045.6          1,756.8         40.0        0.45          11.88           9.11           9.53
Alcindor                0.57        6,440.6          1,786.0         40.0        0.45          10.30           6.75           8.94
------------------------------------------------------------------------------------------------------------------------------------

    NOTES:
/1/ Adj. Beta = 0.33 + 0.67*Raw Beta. Raw Beta calculated using weekly data from 4/30/99 - 4/20/01 against local market index
/2/  Beta Unlevered = Beta Equity / [1 + (D / E) ]
/3/ Equity Cost of Capital = Risk Free Rate (5.71%) + Equity Beta * Market Risk Premium (8.0%)
/4/  0.5% mid-cap premium added to Equity Cost of Capital



[LOGO] UBS Warburg                            Section 3: Valuation Analyses   22